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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                          Date of Report: June 1, 1998





                         GLOBE BUSINESS RESOURCES, INC.




                       Incorporated under the laws of Ohio




Commission File No. 0-27682           IRS Employer Identification No. 31-1256641



             11260 Chester Road, Suite 400, Cincinnati, Ohio 45246
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              (Address of Principal Executive Offices)   (Zip Code)



                                 (513) 771-8287
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              (Registrant's Telephone Number, Including Area Code)



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        ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On June 1, 1998 Globe Business Resources, Inc. ("Globe" or the "Company") acquired substantially all the assets of the privately owned Village Suites division of Village Green Management Company("Village Suites") pursuant to an Asset Purchase Agreement dated as of June 1, 1998 among Globe and Village Green Management Company.

     The purchase price for the business consists of $7,721,000 in cash. The funds required for the cash component of the purchase price were derived from borrowings under the Company's Credit Agreement with The Fifth Third Bank and PNC Bank.

     Village Suites, with operations in Illinois, Michigan, Minnesota, Ohio, and Wisconsin, provides short-term housing to transferring or temporarily assigned corporate personnel, new hires, trainees and consultants. Village Suites maintains an inventory in excess of 700 housing units and had revenues of approximately $13.0 million for the fiscal year ended September 30, 1997.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Globe Business Resources, Inc.


                                                /s/David D. Hoguet
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                                            By:    David D. Hoguet
                                                   Chief Executive Officer


Signed:  June 8, 1998